UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) MAY 21, 2008
NORTEL NETWORKS CORPORATION
(Exact name of registrant as specified in its charter)

CANADA	001-07260	98-0535482

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

195 THE WEST MALL, TORONTO, ONTARIO,
CANADA	M9C 5K1

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 905-863-7000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
On May 21, 2008, Nortel Networks Corporation (the “Company”) issued a press release in which it reconfirmed its financial outlook for the full year 2008. This press release is attached hereto as Exhibit 99.1 and furnished under cover of this Current Report on Form 8-K.
The Company is also making publicly available by furnishing under cover of this Current Report on Form 8-K certain supplementary financial information, including “Adjusted EBITDA” and “Consolidated Fixed Charges” (measures relevant to covenants under senior notes issued by the Company’s direct operating subsidiary, Nortel Networks Limited, which are guaranteed by the Company and initially by Nortel Networks Inc., the Company’s indirect subsidiary) and ratio of earnings to fixed charges data, in each case for the periods specified, attached hereto as Exhibits 99.2 and 99.3.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
99.1	Press release issued by the Company on May 21, 2008.

99.2	Supplementary financial information of the Company referred to in Item 7.01.

99.3	Computation of ratios.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS CORPORATION
By:	/s/ Michael W. McCorkle
Michael W. McCorkle
Treasurer

By:	/s/ Anna Ventresca
Anna Ventresca
Assistant Secretary

Dated: May 21, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by the Company on May 21, 2008.

99.2	Supplementary financial information of the Company referred to in Item 7.01.

99.3	Computation of ratios.

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